EXHIBIT 99.1

NEWS RELEASE For more information, contact: Paul D. Borja Chief Financial Officer Bradley T. Howes Investor Relations Officer (248) 312-2000

FLAGSTAR BANK ENTERS INTO CONSENT ORDER

TROY, Mich. (October 23, 2012) – Flagstar Bancorp, Inc. (NYSE: FBC) (the “Company”), the holding company for Flagstar Bank, FSB (the “Bank”), today announced that the Bank has entered into a Consent Order with the Office of the Comptroller of the Currency (the “OCC”).

Michael Tierney, President of the Bank, said, “Flagstar is a ‘super-community bank’ that offers the resources of a full-service bank with outstanding local customer service, and the Consent Order will have no impact on our customers or our customer relationships. We will continue to meet and exceed the needs of our customers, and all depositor accounts, NOW accounts and non-interest bearing checking accounts remain fully insured to the maximum FDIC coverage limits. We are confident that we are taking the right steps to address the matters specified in the Consent Order.”

The Consent Order reflects matters identified by the OCC during supervisory examinations of the Bank conducted mainly in the fourth quarter of 2011 and the first quarter of 2012. Regulatory supervision of the Bank transitioned from the Office of Thrift Supervision (the “OTS”) to the OCC, which under the Dodd-Frank Act became the Bank’s primary regulator in July 2011. The Consent Order replaces a previous OTS enforcement action.

Under the Consent Order, the Bank will adopt or review and revise various plans, policies and procedures related to, among other things, regulatory capital, enterprise risk management and liquidity. The Bank will submit these plans, policies and procedures to the OCC for a written determination that the OCC has no supervisory objection to them. Upon receipt of no supervisory objection from the OCC, the Bank will implement and ensure adherence to the plans, policies and procedures.

“The matters reflected in the Consent Order were initially brought to our attention earlier this year by the OCC in connection with its examinations of the Bank,” explained Joseph P. Campanelli, Chief Executive Officer of the Bank. Mr. Campanelli added, “For much of this year, the Bank has been devoting significant attention and resources to addressing the matters identified in the Consent Order and developing or refining the relevant plans, policies and procedures. We have already made significant progress, and the Bank’s Board of Directors is committed to working closely with the OCC and to achieving full compliance with the provisions of the Consent Order.”

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is the holding company for Flagstar Bank, a full-service financial institution offering a range of products and services to consumers, businesses and homeowners. With $14.9 billion in total assets at September 30, 2012, Flagstar is the largest publicly held savings bank headquartered in the Midwest. As of September 30, 2012, Flagstar operated 111 branches in Michigan, 31 home loan centers in 14 states and a total of four commercial banking offices in Massachusetts, Connecticut and Rhode Island. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “expects,” “estimates” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s results of operations, current expectations, plans or forecasts of core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company’s business plan and growth strategies, the Bank’s adherence to the terms and conditions of the Consent Order, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Forms 10-K and 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; and the imposition of new regulatory enforcement actions against us. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

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